UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 16, 2024

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 16, 2024, American Resources Corporation (“American Resources” or the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the five director nominees to serve as directors until the Company’s 2025 Annual Meeting of Stockholders and until a successor is duly elected and qualified. Each nominee was a current director of the Company who was re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions
Mark C. Jensen	36,122,646	466,817	703,638
Thomas M. Sauve	35,300,805	1,245,574	746,723
Courtenay O. Taplin	34,875,328	1,301,975	1,115,800
D. Joshua Hawes	35,990,456	527,880	774,765
Dr. Gerardine G. Botte	34,871,348	1,331,049	1,090,705

Proposal 2 – Appointment of Independent Registered Public Accounting Firm. The stockholders approved the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
54,997,044	609,284	360,772

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: July 18, 2024	By	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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